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                                   FORM 10-QSB

                         PATRIOT SCIENTIFIC CORPORATION

                                   EXHIBIT 4.2

               FORM OF STOCK PURCHASE WARRANT (LABWAY CORPORATION)


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THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON" (AS DEFINED IN "REGULATION S" UNDER THE ACT) OR BY ANY PERSON IN THE UNITED STATES OF AMERICA, UNLESS THIS WARRANT IS FIRST REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.


                             STOCK PURCHASE WARRANT

                RIGHT TO PURCHASE 126,583 SHARES OF COMMON STOCK


THIS CERTIFIES THAT LABWAY CORPORATION ("Holder") is entitled to purchase, on or before August 31, 1996 one hundred twenty six thousand five hundred eighty three (126,583) shares of the common stock ("Common Stock") of PATRIOT SCIENTIFIC CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price. The purchase price of the common stock upon exercise of this Warrant ("Warrant Shares") is equal to the One Dollar Fifty Eight Cents ($1.58) per share (the "Exercise Price").
This Warrant is granted to Holder for valuable consideration received.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part on any business day on or before the expiration date listed above by presentation and surrender hereof to the Company at its principal office of an exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or check, subject to collection, for the number of Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:

         (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

         (ii)  Subdivide its outstanding shares of Common Stock;

         (iii) Combine its outstanding shares of Common Stock; or

         (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such


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reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

3. Representations

At the date of exercise, the Holder shall represent and warrant to the Company in writing that:

 (a) The Holder understands that the Warrant Shares shall be issued in reliance upon specific exemptions from, or the non-application of, the registration and other requirements of the U.S. federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrant Shares pursuant to such exemptions. Without limiting the foregoing, the Holder understands that the Warrant Shares have not been and will not be registered under the Securities Act of 1993, as amended (the "Act"), in reliance upon Regulation S thereunder (Regulation S") and cannot be offered or sold in the United States or to U. S. Persons (as defined in Regulation S), or for the account or benefit of any U.S. person, except upon the registration of the Securities under the Act or pursuant to an available exemption from the registration requirements of the Act.

(b) The Holder is not a U.S. Person (as defined in Regulation S).

(c) None of the Holder, its affiliates or any person acting on behalf of the Holder or any such affiliate has engaged, or will engage, in any "directed selling efforts" (as defined in Regulation S) with respect to the Warrant Shares.

(d) The exercise of the Warrant has not been pre arranged with a purchaser located in the United States or who is a U. S. Person, and are not part of a plan or scheme to evade the regulation requirements of the Act.

(e) The Holder has not entered, and does not presently intend to enter, into any option, short position or similar transaction with the purpose of reducing the Holder's market risk with respect to the exercise of the Warrant and the ownership and holding of the Warrant Shares.

 (f) The Holder understands that he shall be required to bear all personal expenses incurred in connection with the exercise of this Warrant.

The Holder shall certify in writing at the date of exercise that each of the foregoing representation and warranties set forth in this Section 3 are true as of the date thereof. If in any respect such representations and warranties shall not be true and accurate at the date the Holder exercises this Warrant, the Holder shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor, whereupon the Company may place the applicable Rule 144 restrictive legend on the common shares issued upon exercise of the Warrant. Likewise should there be amendments or other changes in Regulation S prior to the date of exercise, it is possible that the exercise and issue of the Warrant Shares may no longer qualify for the exemption and accordingly the Company may be required to issue the Warrant Shares with the applicable legend.

However, the Company shall issue a certificate which does not contain such legend if (i) the shares represented by such certificate are sold pursuant to a registration statement (including a current prospectus) which has become effective under the Act, or (ii) the Company's counsel, or other counsel acceptable to the Company, shall have rendered an opinion satisfactory to the Company to the effect that such shares may be issued without legend because the original sale was pursuant to Regulation S or otherwise the shares may be freely sold and thereafter publicly traded without registration under the Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act.

4. Legend

In addition to any specific restrictive legends that may be required by applicable securities laws, the Holder agrees that a restrictive legend in substantially the following form may be placed on the certificates representing the Warrant Shares unless the provisions of Section 3 dictate otherwise:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON REGULATION S THEREUNDER, AND CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO REGULATION S OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


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The Holder understands and agrees that the Company may place, and may instruct any transfer agent or depository for the Shares to place, a stop transfer notation in the securities records in respect of the Shares.

5. Assignment or Loss of Warrant.

(a) The Holder of this Warrant, without obtaining the prior written consent of the Company, shall not transfer or assign its interest in this Warrant, or any of the Warrant Shares prior to exercise, in whole or in part to any transferee.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

6. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

7. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in San Diego, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Oklahoma having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective on this 29th day of February 1996.

                                            PATRIOT SCIENTIFIC CORPORATION



                                             BY ELWOOD G. NORRIS
                                                ----------------
                                                Its President



                                            BY ROBERT PUTNAM
                                               -------------
                                               Its Secretary


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                         PATRIOT SCIENTIFIC CORPORATION

                                  EXERCISE FORM


I or we hereby irrevocably elect to exercise the right of purchase represented by this Warrant Certificate to purchase ______________ Common Shares of the Company, and hereby make payment of $_______________ (number of shares purchased multiplied by $1.58) payable to the order of PATRIOT SCIENTIFIC CORPORATION in payment of the Exercise Price for such Common Shares, and request that certificates for the Common Shares shall be issued in the name of:



                   __________________________________________

                   __________________________________________

                   __________________________________________

                         (please print name and address)

and, if such number of Common Shares shall not be all of the shares purchasable hereunder, that a new Warrant Agreement of like tenor for the balance of the remaining Common Shares purchasable hereunder be delivered to the undersigned at the address stated below.

CERTIFICATION: I/We hereby certify that I am/we are not a "U.S. Person" as defined in Regulation S of the U.S. Securities and Exchange Commission and that I am/we are not exercising this Warrant to purchase shares for or on behalf of any U.S. Person. I/We understand that the term "U.S. Person" includes, among other persons, an individual resident of the United States, any corporation, partnership or other entity organized under United States law, any agency or branch of a corporation, partnership or other entity organized under the laws of a country other than the United States which is located in the United States, any trust or estate of which any trustee, adminstrator or executor is a U.S. Person, and any account held for the benefit of a U.S. Person.

IMPORTANT: Every registered owner of this Certificate must sign it to exercise Warrants. The signature or signatures must correspond with the name or names written on the face of this Warrant Agreement in every particular, without alteration, enlargement or any change whatever, unless it has been assigned by in accordance with the Warrant Agreement.



__________________________________
Signature of Warrant Holder


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